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                                                                 EXHIBIT (10)(c)





















                             FIRSTMERIT CORPORATION


                       1992 DIRECTORS STOCK OPTION PROGRAM





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                       1992 DIRECTORS STOCK OPTION PROGRAM

                                TABLE OF CONTENTS


                                                                           PAGE

I.      INTRODUCTION ........................................................ 1
        A.     Purpose of the Program ....................................... 1
        B.     Definitions .................................................. 1

II.     PROGRAM ADMINISTRATION .............................................. 3
        A.     Administration ............................................... 3
        B.     Participation ................................................ 3
        C.     Maximum Number of Shares Available ........................... 3
        D.     Adjustments .................................................. 3
        E.     Registration Conditions ...................................... 3

III.    STOCK OPTIONS ....................................................... 4
        A.     Price ........................................................ 4
        B.     Period ....................................................... 4
        C.     Time of Exercise ............................................. 4
        D.     Exercise Procedures .......................................... 4
        E.     Payment ...................................................... 4
        F.     Termination of Service ....................................... 4

IV.     DIVIDEND UNITS ...................................................... 5
        A.     Awards of Dividend Units ..................................... 5
        B.     Valuation .................................................... 5
        C.     Payment ...................................................... 5
        D.     Termination of Service ....................................... 5
        E.     Acceleration of Payments ..................................... 6

V.      GENERAL PROVISIONS .................................................. 6
        A.     Amendment and Termination of Program ......................... 6
        B.     Government and Other Regulations ............................. 6
        C.     Other Compensation Plans and Programs ........................ 6
        D.     Miscellaneous Provisions ..................................... 6
        E.     Effective Dates .............................................. 7


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                                 I. INTRODUCTION

A.      PURPOSE OF THE PROGRAM

        FirstMerit Corporation (the "Company") has established the Program to further its long-term financial success by offering stock, and stock-based compensation to non-employee directors of the Company whereby they can share in achieving and sustaining such success.

B.      DEFINITIONS

        When used in the Program, the following terms shall have the meanings set forth below:

        "Award(s)" shall mean Non-Qualified Stock Options and Dividend Units granted under the Program.

        "Company" shall mean FirstMerit Corporation, an Ohio corporation and any successor in a reorganization or similar transaction.

        "Board" shall mean the Board of Directors of the Company.

        "Change of Control" shall mean (a) the attainment of beneficial ownership by any Person (as defined herein) of capital stock of the Company, the voting power of which constitutes 30 percent or more of the voting power of all of the Company's outstanding capital stock; or (b) a change in the composition of a majority of the Board during any period of two years or less, provided that in determining such change, any Director whose election has been approved in advance by at least two-thirds of the Directors then in office shall not be considered a new director. No sale to underwriters or private placement of capital stock by the Company, nor any acquisition by the Company, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock, shall constitute a Change of Control.

        For purposes of determining a Change of Control under the Program, the following definitions shall be applicable:

        1. The term "Person" shall mean any individual, corporation or other entity.

        2. Any Person shall be deemed to be the beneficial owner of any shares of capital stock of the Company:

           a. which that Person owns directly, whether or not of record,

           b. which that Person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options, or otherwise,


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           c. which are beneficially owned, directly or indirectly (including shares deemed owned through application of Paragraph 2.b. above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission) of that Person, or

           d. which are beneficially owned, directly or indirectly (including shares deemed owned through application of Paragraph 2.b. above), by any other Person with which that Person or his "affiliate" or "associate" has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company.

        3. For purposes of determining whether a Person has acquired beneficial ownership of 30 percent or more of the Company, the outstanding shares of capital stock of the Company shall include shares deemed owned by such Person through application of Paragraphs 2.b., 2.c., and 2.d. above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

        "Code"  shall mean the Internal Revenue Code of 1986, as amended.

        "Common Stock" shall mean the common stock of the Company, no par value per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

        "Fair Market Value" shall mean with respect to a given day, the closing sales price of a share of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Program purposes or as is required by applicable laws or regulations.

        "Non-Qualified Stock Option" or "NQSO" shall mean a right to purchase the Company's Common Stock which is not intended to comply with the terms and conditions for a tax-qualified stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

        "Participant" shall mean a non-employee Director of the Company.

        "Program" shall mean the Company's 1992 Directors Stock Option Program.

        "Termination of Service" shall mean a cessation of the Director's relationship with the Company for any reason.






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                           II. PROGRAM ADMINISTRATION

  A.    ADMINISTRATION

        The Program shall be administered by the Secretary of the Company. Subject to the express provisions of the Program, the Secretary shall have full and exclusive authority to interpret the Program, and to make such determinations deemed necessary or advisable in the implementation and administration of the Program; provided, however, that subject to the express provisions hereof or unless required by applicable law or regulation, no action of the Secretary shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any grant letter of, any Participant, without such Participant's consent.

B.      PARTICIPATION

        All Directors of the Company who are not also full-time employees of the Company or a subsidiary shall be Participants in the Program and shall be awarded options to purchase six hundred (600) shares each year on the date following the annual shareholders meeting.

C.      MAXIMUM NUMBER OF SHARES AVAILABLE

        The maximum number of shares which may be granted under the Program is one hundred thousand (100,000).

D.      ADJUSTMENTS

        In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Program shall be adjusted proportionately.

E.      REGISTRATION CONDITIONS

        1. Unless issued pursuant to a registration statement under the Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Program unless the Participant represents and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

        2. Any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate.




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        3. The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

                               III. STOCK OPTIONS

        All stock options granted to Participants under the Program shall be evidenced by agreements which shall be subject to applicable provisions of the
Program:

               A. PRICE: The option price per share shall be 100 percent of the Fair Market Value of a share of Common Stock on the date of grant.

               B. PERIOD: Any option granted under the Program shall be exercisable for a term of ten years from date of its grant.

               C. TIME OF EXERCISE: No option shall be exercisable until six months following the date of grant.

               D. EXERCISE PROCEDURES: A stock option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company, and payment of the full price of the shares being purchased.

               E. PAYMENT: The price of an exercised stock option, or portion thereof, may be paid:

                      1. in cash or by check, bank draft or money order payable
               to the order of the Company,

                      2. through the delivery of shares of Common Stock owned by the Participant, having an aggregate Fair Market Value as determined on the date of exercise equal to the option price, or

                      3. by a combination of both 1 and 2 above.

                      The Secretary may impose such limitations and prohibitions on the use of any shares of Common Stock to exercise a stock option as it deems appropriate.

               F. TERMINATION OF SERVICE: In the event of Termination of Service, the following provisions shall apply:

                      1. Discharge for Cause: All outstanding options shall be
               cancelled at termination.

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                      2. Termination Other Than for Cause: Options shall be
               exercisable for a period equal to the lesser of five years or the remaining option term.

                               IV. DIVIDEND UNITS

A.      AWARDS OF DIVIDEND UNITS

        1. One Dividend Unit shall be awarded to Participants in the Program with respect to each share of Common Stock for which an option has been granted. When a Participant receives an Award of Dividend Units, the Secretary shall cause to be issued to such Participant a grant letter specifying the number of Dividend Units granted and the applicable terms and conditions of the Award.

        2. An Award of a Dividend Units shall be made only in conjunction with a stock option for Common Stock granted to the Participant under this Program.

B.      VALUATION

        1. The amount payable to a Participant in respect of each Dividend Unit awarded to such Participant shall be equal to the aggregate dividends actually paid on one share of Common Stock to the extent that such Participant held such Dividend Unit on the record date established by the Board for payment of each such dividend. A Participant shall be deemed to have held a Dividend Unit from the date on which the Award of such Dividend Unit was made (or such later date as may be specified in the related grant letter) to and including the date on which the term of the Dividend Unit expires.

        2. The term of a Dividend Unit shall be the term of the stock option to which it is attached. However, Dividend Units will accrue dividends only for the first five years following grant.

C.      PAYMENT

        1. The amount payable to a Participant in respect of a Dividend Unit shall be paid out by the Company to such Participant only upon the exercise of the option to which it is attached.

        2. Upon payment to a Participant in respect of a Dividend Unit such Dividend Unit shall be of no further force or effect.

D.      TERMINATION OF SERVICE

        In the event of Termination of Service, any Dividend Unit shall remain outstanding for the duration of the stock option to which it is attached until paid upon exercise, but it shall terminate upon termination, cancellation or expiration of such stock option.



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E.      ACCELERATION OF PAYMENTS

        In the event of a Change of Control, the Company shall, promptly after such Change of Control, make payment to each Participant in an amount equal to the aggregate amount accrued on the Dividend Units held by such Participant on the date of such Change of Control. Notwithstanding anything to the contrary or any grant letter, after such Change of Control and for so long as a Participant holds any Dividend Unit and dividends are accrued thereon, the Company shall make payment to the Participant in respect of any such Dividend Unit at the same time as payment of dividends on Common Stock is made.

                              V. GENERAL PROVISIONS

A.      AMENDMENT AND TERMINATION OF PROGRAM

        The Board may, at any time and from time to time, suspend or terminate the Program in whole. The Program may not be amended without shareholder approval.

B.      GOVERNMENT AND OTHER REGULATIONS

        The obligation of the Company to issue Awards under the Program shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

C.      OTHER COMPENSATION PLANS AND PROGRAMS

        The Program shall not be deemed to preclude the implementation by the Company of other compensation plans or programs which may be in effect from time to time.

D.      MISCELLANEOUS PROVISIONS

        1. Non-Transferability: No right or interest of any Participant in any Award under the Program shall be (a) assignable or transferable, except by will or the laws of descent and distribution or a valid beneficiary designation made in accordance with procedures established by the Secretary, or (b) liable for, or subject to, any lien, obligation or liability.

        2. Designation of Beneficiary: A Participant, in accordance with procedures established by the Secretary, may designate a person or persons to receive, in the event of the Participant's death, (a) any payments with respect to which the Participant would then be entitled, and (b) the right to continue to participate in the Program to the extent of such Participant's outstanding Awards. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing.




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        3. Withholding Taxes: The Company may require a payment from a
Participant to cover applicable withholding for income and employment taxes. The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

        4. Program Expenses: Any expenses of administering the Program shall be borne by the Company.

        5. Construction of Program: The interpretation of the Program and the application of any rules implemented hereunder shall be determined solely in accordance with the laws of the State of Ohio.

        6. Unfunded Program: The Program shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Awards. Any liability of the Company to any person with respect to an Award under this Program shall be based solely upon any obligations which may be created by this Program; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

        7. Pronouns. Singular and Plural: The masculine may be read as feminine, the singular as plural and the plural as singular as necessary to give effect to the Program.

E.      EFFECTIVE DATES

        The Program became effective on approval by shareholders of the Company at the Company's Annual Shareholders Meeting in April, 1992. The Program has been amended effective January 1, 1997 to make certain non-material changes. The Program and all outstanding Awards shall remain in effect until all outstanding awards have been exercised, expired or cancelled.